Exhibit 99.2

NEWS RELEASE

Enbridge Announces 2023 Financial Guidance and Dividend Increase

CALGARY, ALBERTA, November 30, 2022 – Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced today its 2023 financial guidance and an annualized common share dividend increase from $3.44 to $3.55 per share, or 3.2%, effective March 1, 2023.

HIGHLIGHTS

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release)

•

Reaffirmed 2022 full year guidance for adjusted earnings before interest, income taxes and depreciation (EBITDA)* in the top half of the $15.0 billion to $15.6 billion range and distributable cash flow (DCF) per share* at just above the midpoint of the $5.20 to $5.50 range

•	Announced 2023 EBITDA guidance of $15.9 billion to $16.5 billion and DCF per share of $5.25 to $5.65

•	Declared 28th consecutive annual common share dividend increase, raising it by 3.2% to $0.8875 per quarter ($3.55 annualized), effective March 1, 2023

•	Announced intent to renew the Company’s normal course issuer bid program for 2023, allowing for the repurchase of up to $1.5 billion of its outstanding common shares

CEO COMMENT

Commenting on the Company’s outlook, Al Monaco, President and CEO of Enbridge, noted the following:

“The global energy crisis is shining a spotlight on the need for all sources of energy supply to ensure our energy security and economic competitiveness, while continuing to make progress on reducing emissions. The crisis also re-affirms the critical role that Enbridge plays in delivering safe, reliable and affordable energy each and every day, and our priority to expand North American energy export infrastructure. Our assets will be an integral source of energy supply to key markets for decades to come, and our two-pronged strategy of investing in conventional energy infrastructure, while ramping up low-carbon investments, has proven to be the right one.

“Execution of our strategic priorities in 2022 provides a solid foundation for next year and beyond. Despite challenging global economic conditions, we expect to generate strong business growth next year with EBITDA between $15.9 and $16.5 billion, which reflects just under 6% growth relative to the midpoint of our 2022 guidance range. This increase stems from a number of factors including contribution from $3.8 billion of assets to be placed into service this year, strong expected utilization of our assets across our core businesses, embedded revenue escalators, and improved Energy Services results.

“Consistent with our continued positive outlook for our business, we’re pleased to increase our dividend by over 3%, marking our 28th consecutive annual increase since 1995. Continuing this track record is consistent with our value proposition and objective of growing dividends ratably, while remaining well within our payout range of 60-70% of DCF.

“Since the beginning of this year, we have secured an additional $8 billion of “middle of the fairway” organic growth, bringing our secured backlog to $17 billion, executed highly strategic tuck-in M&A opportunities, and released $1.6 billion in capital at attractive valuations.

“The strength of our core businesses, disciplined approach to capital allocation, and strong balance sheet places us in a great position to grow, even in volatile markets as we are experiencing today. Our financial position will continue to be managed within an equity self-funding model and we expect leverage to remain at the lower half of our 4.5-5.0x Debt-to-EBITDA range in 2023.”

2023 FINANCIAL OUTLOOK

Enbridge provided 2023 guidance for EBITDA of $15.9 billion to $16.5 billion and DCF per share of between $5.25 to $5.65. In addition to the information provided below, the Company has posted supporting materials to the Investor Relations section of the Enbridge Inc. website (link).

EBITDA Guidance1

($ millions)[2]	2023e	Key Growth Drivers vs. 2022
Liquids Pipelines	~$9,000	• Strong Mainline utilization • Increased interest in Gray Oak & Cactus II pipelines
Gas Transmission & Midstream	~$4,300	• New assets placed into service • TETCO rate settlement
Gas Distribution & Storage	~$1,950	• Rate escalation & new customer additions
Renewable Power Generation	~$500	• St. Nazaire contributions (France offshore wind) • TGE development fees; partially offset by devex
Energy Services	~$-	• Contract expiries • Improved market conditions
Eliminations & Other	~$450	• Impact of foreign exchange hedge program
Adjusted EBITDA[3]	$15,900-$16,500

(1)	Sensitivities included within supporting materials (2) Assumes CAD/USD of $1.30 in 2023 (3) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release

The 2023 planning parameters that form the basis for the guidance are based on strong utilization across the businesses and reflect annualized contributions from $3.8 billion of capital anticipated to be placed into service in 2022 and partial year contributions from the $3.1 billion of capital anticipated to be placed into service in 2023. Liquids Pipelines’ guidance includes a provision against the interim Mainline International Joint Tariff consistent with the provision recognized in 2022.

DCF Guidance1

($ millions) [2]	2023e
Adjusted EBITDA[3]		$15,900-$16,500
Maintenance Capital	~$	(1,000)
Financing Costs	~$	(3,900)
Current Income Taxes	~$	(500)
Distributions to Non-Controlling Interests	~$	(400)
Cash Distributions in Excess of Equity Earnings	~$	500
Other Non-Cash Adjustments	~$	150
Distributable Cash Flow (DCF) [3]		$10,650-$11,450
DCF/Share Guidance[3,4]		$5.25-$5.65

(1)

Sensitivities included within supporting materials (2) Assumes CAD/USD of $1.30 in 2023 (3) Non-GAAP financial measures. See the Non-GAAP and Other Financial Measures section of this news release (4) On approximately 2,027 million shares outstanding

To mitigate cash flow volatility, the Company has substantially hedged its budgeted 2023 USD DCF exposure.

DCF per share guidance reflects higher interest rates on planned new fixed-rate financings and outstanding floating-rate debt. Enbridge will continue to actively manage this exposure through its hedging program and expects to enter 2023 with below 10% of the debt portfolio exposed to floating interest rates.

Dividend Increase

Enbridge announced the quarterly common share dividend for 2023 will be increased by 3.2% from $0.86 to $0.8875 per common share, commencing with the dividend payable on March 1, 2023, to shareholders of record on February 15, 2023.

Capital Investments and Financing Plan

Enbridge expects to deploy approximately $6 billion of capital in 2023, inclusive of maintenance capital. The balance sheet will remain strong with the Debt-to-EBITDA ratio* at the end of 2023 expected to be in the lower half of the Company’s 4.5-5.0x target range. The financing plan includes issuances of approximately $6 billion in incremental debt in 2023, net of maturities, with no external equity required. The Company has hedged over half of its anticipated fixed-rate term-debt issuances for 2023.

Enbridge intends to re-file a normal course issuer bid before year end to repurchase up to $1.5 billion of its common shares. This provides Enbridge with the capital allocation flexibility to opportunistically return capital to shareholders through repurchases, while maintaining focus on growing per share earnings and DCF.

Enbridge Day and Outlook

At Enbridge’s annual investor day conference planned for March 1, 2023, in Toronto and March 2, 2023, in New York, Management will speak about energy fundamentals, the Company’s strategic priorities, and its capital allocation priorities and longer-term outlook.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil or renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on two decades of experience in renewable energy to advance new technologies including wind and solar power, hydrogen, renewable natural gas and carbon capture and storage. We’re committed to reducing the carbon footprint of the energy we deliver, and to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com

Forward-looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2022 and 2023 financial guidance, including projected DCF per share and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and dividend policy; intended normal course issuer bid and related filing of notice of intent to make a normal course issuer bid; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids, (NGL) liquefied natural gas (LNG) and renewable energy; energy transition and low carbon energy and our approach thereto; anticipated utilization of our assets; expected future cash flows; expected shareholder returns and asset returns; expected performance of the Company’s businesses, including customer growth and organic growth opportunities; financial strength, capacity and flexibility; financing plan and costs; expectations on leverage, including Debt-to-EBITDA ratio; forecasted effective tax rate and cash tax rate; expectations on sources of liquidity and sufficiency of financial resources; expected in-service dates and costs related to announced projects and projects under construction and system expansion, optimization and modernization; expected capital expenditures and capital allocation priorities; and expected future growth and expansion opportunities, including secured growth program and development opportunities.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, NGL, LNG and renewable energy; energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; anticipated cost savings; exchange rates; inflation; interest rates; the COVID-19 pandemic and the duration and impact thereof; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory and stakeholder support and approvals; anticipated construction and in-service dates; weather; announced and potential acquisition, disposition and other corporate transactions and projects and the timing and impact thereof; governmental legislation; litigation; impact of the Company’s dividend policy on its future cash flows; credit ratings; capital project funding; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows and expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive conditions; ability of management to execute key priorities; and the effectiveness of various actions resulting from the Company’s strategic priorities. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation, interest rates and the COVID-19 pandemic impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs and are, therefore, inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic priorities, operating performance, the Company’s dividend policy, regulatory parameters, changes in regulations applicable to the Company’s business, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, political decisions, exchange rates, interest rates, inflation, commodity prices, supply of and demand for commodities, and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

NON-GAAP AND OTHER FINANCIAL MEASURES

This news release contains references to EBITDA, adjusted EBITDA, DCF, and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt, as calculated on a GAAP basis, before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability with estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by generally accepted accounting principles (GAAP) in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available in the Investor Relations section of the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information in the Investor Relations section on the Company’s website, www.sedar.com or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com